EXHIBIT 99.1

CSB FINANCIAL CORP.

417 CEDAR LANE

TEANECK, NEW JERSEY

SPECIAL MEETING OF SHAREHOLDERS

            , 2003

The undersigned hereby appoints the Board of Directors of CSB Financial Corp. (“CSB”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of CSB which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Meeting”), to be held at the Glenpointe Marriott Hotel, 100 Frank West Burr Boulevard, Teaneck, New Jersey on             , 2003 at 10:00 a.m. local time, and at any and all adjournments thereof, as follows:

1.    To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of March 31, 2003 (the “Agreement”), among Lakeland Bancorp, Inc. (“Lakeland”), a New Jersey corporation and registered bank holding company, Lakeland Bank (the “Bank”), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of Lakeland, CSB Financial Corp., a New Jersey corporation and registered bank holding company (“CSB”), and Community State Bank, a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of CSB (“CSB Bank”). Pursuant to the Agreement, CSB will be merged with and into Lakeland with Lakeland surviving and CSB shareholders receiving the consideration set forth in the Agreement. Immediately after the merger of CSB into Lakeland, CSB Bank shall be merged with and into the Bank with the Bank surviving.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.    In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” the above listed proposition.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CSB FINANCIAL CORP.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of CSB at the Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of CSB of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from CSB prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement and Prospectus dated             , 2003 and an Election Form/Letter of Transmittal.

Please check here if you

plan to attend the Special Meeting     ☐

Dated: , 2003

print name of shareholder	print name of shareholder

signature of shareholder	signature of shareholder

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.